For investor information contact:
Heidi Flannery, Investor Relations
(510) 743-1718
investor@volterra.com

Volterra Reports Second Quarter 2009 Financial Results

FREMONT, Calif., July 20, 2009 — Volterra Semiconductor Corporation (Nasdaq: VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today reported financial results for its second quarter ended June 30, 2009.

Net revenue for the second quarter of 2009 was $22.8 million, a 25% increase compared with net revenue of $18.3 million for the first quarter of 2009. GAAP net income was $1.1 million, or $0.04 per share (diluted), for the second quarter of 2009, compared with a GAAP net loss of $0.5 million, or $(0.02) per share (diluted), for the first quarter of 2009.

Volterra also reported net income and basic and diluted net income per share on a non-GAAP basis. Non-GAAP net income excludes the effect of stock-based compensation expense, net of tax. Non-GAAP net income was $2.4 million, or $0.10 per share (diluted), for the second quarter of 2009, compared to non-GAAP net income of $0.6 million, or $0.03 per share (diluted), for the first quarter of 2009.

“Our second quarter was another strong quarter for Volterra,” said Volterra President and Chief Executive Officer Jeff Staszak. “I’m very pleased with our execution and performance in this challenging business environment as we were able to improve our margins and profitability as our quarterly revenues exceeded our initial expectations.”

Earnings Conference Call

Volterra will be conducting a conference call today at 5:30 p.m. (EDT). To access the conference call, investors can dial (877) 941-1848 approximately ten minutes prior to the initiation of the teleconference. International and local participants can dial (480) 629-9692. Investors should reference Volterra. A digital replay of the conference call will be available until midnight on Monday, July 27, 2009. To access the replay, investors should dial (800) 406-7325 or (303) 590-3030 and enter access code 4112164#. A webcast of the conference call also will be available from the Investors section of the Company’s website at: http://www.volterra.com until midnight on Monday, August 17, 2009.

About Volterra Semiconductor Corporation

Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. The Company’s product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. The company is focused on creating products with high intellectual property content that match specific customer needs. For more information, please visit http://www.volterra.com.

Non-GAAP Financial Measures

Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its financial results may be difficult if limited to reviewing only GAAP financial measures. Volterra’s management believes the non-GAAP information provided is useful to investors and other users of its financial information and its inclusion with our financial results is warranted for several reasons:

•	it can enhance the understanding of Volterra’s financial performance by adjusting for special, non-recurring items that may obscure results and trends in our core operating performance, particularly in reconciling differences between reported income and actual cash flows;

•	it can provide consistency in reviewing Volterra’s historical performance between periods, as well as allowing for better comparisons of Volterra’s performance with similar companies in Volterra’s industry;

•	it allows users to evaluate the results of the business using the same financial measures that management uses to evaluate and manage Volterra’s internal planning, budgeting and operations; and

•	it provides investors with additional information used by management, its board of directors and committees thereof, to determine management compensation.

Volterra’s management reports and uses calculations of (i) non-GAAP gross margin and non-GAAP gross margin as a percent of revenue, which represents gross margin excluding the effect of stock-based compensation; (ii) non-GAAP income from operations (and its components, non-GAAP research and development expense, non-GAAP selling, general, and administrative expense, non-GAAP total operating expenses, and including non-GAAP gross margin as indicated above) as well as non-GAAP operating margin as a percent of revenue which represent income from operations and its components excluding the effect of stock-based compensation and special items such as restructuring charges, net of tax; (iii) non-GAAP annual effective tax rate and the associated non-GAAP income tax expense, which represents the effective tax rate without the effect of stock-based compensation and income tax expense recalculated excluding the effect of stock-based compensation and special items on non-GAAP income before tax; and (iv) non-GAAP net income (and its components listed above), non-GAAP net margin as a percent of revenue, and non-GAAP diluted net income per share, which represents net income and diluted net income per share excluding the effect of stock-based compensation expense and special items such as the cumulative effect of accounting changes and restructuring charges, net of tax.

Investors should note that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Volterra discloses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to what it believes to be the most closely applicable GAAP financial measure. A reconciliation of GAAP net income to non-GAAP net income is included in the financial statements portion of this release and at the Investors section of our website at www.volterra.com. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. Volterra does not provide a non-GAAP reconciliation for non-GAAP estimates on a forward-looking basis, as it believes it is unable to provide a meaningful or accurate calculation or estimation of stock based compensation or income tax expenses or other special items without unreasonable effort.

Forward-Looking Statements:

This press release regarding financial results for the quarter ended June 30, 2009 contains forward-looking statements based on current expectations of Volterra. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Volterra but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks related to our ability to maintain revenue growth or other financial results; risks related to our dependence on a limited number of customers; risks related to the limited markets we operate in and the limited number of products we sell; risks related to the quality of our products or the management of our inventory; risks related to our relationship with our vendors and contractors; intellectual property litigation risk; and other factors detailed in our filings with the Securities and Exchange Commission, including the annual report on Form 10-K filed on March 4, 2009. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net revenue	$22,789	$28,703	$41,064	$51,714
Cost of revenue *	9,416	12,545	17,519	22,694

Gross margin	13,373	16,158	23,545	29,020

Operating expenses:
Research and development *	6,345	6,216	12,297	12,640
Selling, general and administrative *	5,835	4,680	10,607	8,921

Total operating expenses	12,180	10,896	22,904	21,561

Income from operations	1,193	5,262	641	7,459
Interest and other income	27	296	103	726
Interest and other expense	(18)	(54)	(45)	(118)

Income before income taxes	1,202	5,504	699	8,067
Income tax expense	128	217	144	294

Net income	$1,074	$5,287	$555	$7,773

Net income per share:
Basic	$0.05	$0.22	$0.02	$0.33

Diluted	$0.04	$0.21	$0.02	$0.31

Weighted average shares outstanding:
Basic	22,701	23,780	22,816	23,783

Diluted	23,971	25,529	23,451	25,298

* Includes stock-based compensation expense as follows:
Cost of revenue	$101	$61	$168	$105
Research and development	686	555	1,260	846
Selling, general, and administrative	583	554	1,099	955

Total stock-based compensation expense	$1,370	$1,170	$2,527	$1,906

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30, 2009
		Effect of
		Stock-based
	GAAP	Compensation	Non-GAAP
Gross margin	$13,373	$(101)	$13,474
Gross margin %	58.7%	-0.4%	59.1%
Operating expenses:
Research and development	$6,345	$686	$5,659
Selling, general and administrative	5,835	583	5,252

Total operating expenses	$12,180	$1,269	$10,911
Income from operations	$1,193	$(1,370)	$2,563
Operating margin %	5.2%	-6.0%	11.2%
Annual effective tax rate	20.6%	15.4%	5.2%
Income tax expense	$128	$13	$141
Net income	$1,074	$(1,357)	$2,431
Diluted net income per share	$0.04	$(0.06)	$0.10

	Three Months Ended June 30, 2008
		Effect of
		Stock-based
	GAAP	Compensation	Non-GAAP
Gross margin	$16,158	$(61)	$16,219
Gross margin %	56.3%	-0.2%	56.5%
Operating expenses:
Research and development	$6,216	$555	$5,661
Selling, general and administrative	4,680	554	4,126

Total operating expenses	$10,896	$1,109	$9,787
Income from operations	$5,262	$(1,170)	$6,432
Operating margin %	18.3%	-4.1%	22.4%
Annual effective tax rate	3.9%	0.7%	3.2%
Income tax expense	$217	$(4)	$213
Net income	$5,287	$(1,174)	$6,461
Diluted net income per share	$0.21	$(0.04)	$0.25

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	March 31,	December 31,
	2009	2009	2008
	(Unaudited)		(Audited)
Assets
Current assets:
Cash and cash equivalents	$54,856	$47,221	$46,893
Short-term investments	6,244	5,735	10,461
Accounts receivable, net	9,889	10,001	12,073
Inventory	9,708	11,111	13,668
Prepaid expenses and other current assets	1,894	2,145	2,507

Total current assets	82,591	76,213	85,602
Property and equipment, net	5,073	5,168	5,285
Other assets	116	184	405

Total assets	$87,780	$81,565	$91,292

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,149	$2,481	$5,834
Accrued liabilities	7,154	5,950	8,073

Total current liabilities	11,303	8,431	13,907
Lease incentives	566	627	688
Other long-term liabilities	847	806	784

Total liabilities	12,716	9,864	15,379
Commitments
Stockholders’ equity:
Common stock	25	25	24
Additional paid-in capital	106,302	104,013	102,612
Accumulated deficit	(16,263)	(17,337)	(16,818)
Treasury Stock	(15,000)	(15,000)	(9,905)

Total stockholders’ equity	75,064	71,701	75,913

Total liabilities and stockholders’ equity	$87,780	$81,565	$91,292